UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2018

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 23, 2018, Cabot Corporation announced that Eduardo E. Cordeiro, Executive Vice President and Chief Financial Officer, and President of the Americas Region of Cabot, will retire from Cabot at the end of 2018. He will step down from these roles with the Company effective May 15, 2018. Mr. Cordeiro will remain with Cabot in an advisory capacity through the end of the year to assist in a smooth transition.
(c) Effective May 15, 2018, Erica McLaughlin, age 41, will become Senior Vice President and Chief Financial Officer of the Company. Ms. McLaughlin joined Cabot in 2002. Since joining the Company, Ms. McLaughlin has held several key finance and business positions, including her present position of Vice President of Business Operations for the Reinforcement Materials segment and General Manager of the Tire business since June 2016. Ms. McLaughlin was Vice President of Investor Relations and Corporate Communications from 2011 through 2016. In addition, Ms. McLaughlin was Director of Strategy, Planning and Finance for Cabot’s Core segment from 2010 through 2011, Global Finance Director for the Carbon Black division from 2005 through 2010, an Analyst in Cabot’s Corporate Planning and Strategy group, and a Senior Accountant for the External Reporting group.
As an executive officer of the Company, Ms. McLaughlin will participate in the executive compensation plans and programs described in the Company’s proxy statement for its 2018 annual meeting of shareholders as filed with the SEC on January 26, 2018 (the "2018 Proxy Statement"), and the relevant information set forth in the 2018 Proxy Statement is incorporated herein by reference. In connection with Ms. McLaughlin’s appointment, the Compensation Committee of the Board of Directors (the "Committee") of the Company has approved an increase in Ms. McLaughlin’s annual base salary to $400,000 per year, effective May 15, 2018. The Committee also has increased Ms. McLaughlin’s 2018 target bonus amount under the Company’s annual incentive compensation plan to $165,733, which reflects a pro-rata calculation of her prior and new target bonus amounts. In addition, the Committee approved a supplemental equity grant under the Company’s 2017 Long-Term Incentive Plan to Ms. McLaughlin effective May 15, 2018 with a grant date fair market value of $375,000. The grant will consist of 35% performance-based restricted stock units, 30% time-based restricted stock units, and 35% non-qualified stock options, in each case based on the closing price of Cabot common stock on May 15, 2018. These awards will vest on the same schedule as the 2018 long term incentive awards previously granted to Ms. McLaughlin in November 2017, and will otherwise be subject to the same terms and conditions of the awards issued to the Company’s other executive officers generally. The stock options will have a ten-year life. There is no arrangement or understanding between Ms. McLaughlin and any other person pursuant to which she is being appointed Senior Vice President and Chief Financial Officer. There are no transactions involving Ms. McLaughlin requiring disclosure under Item 404(a) of Regulation S-K of the SEC.
The Company issued a press release on April 23, 2018 announcing Mr. Cordeiro’s retirement from the Company and Ms. McLaughlin’s appointment as CFO. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following is furnished as an exhibit to this report and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 23, 2018, of Cabot Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

April 23, 2018	By:	Sean D. Keohane

Name: Sean D. Keohane
Title: President and Chief Executive Officer

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